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                                                                    EXHIBIT (23)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Russell Corporation listed below of our report dated April 25, 2005, with respect to Russell Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Russell Corporation, included in this Form 10-K/A.

                  Form S-3 Registration Statement No. 33-47906
                  Form S-3 Registration Statement No. 33-54361
                  Form S-3 Registration Statement No. 333-116854 Form S-8 Registration Statement No. 33-69679 Form S-8 Registration Statement No. 333-89765 Form S-8 Registration Statement No. 333-30236 Form S-8 Registration Statement No. 333-30238 Form S-8 Registration Statement No. 333-55338 Form S-8 Registration Statement No. 333-55340 Form S-8 Registration Statement No. 333-97129

                                               /s/ Ernst & Young LLP

Atlanta, Georgia
April 25, 2005